UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Great Basin Scientific, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GREAT BASIN SCIENTIFIC, INC.
2441 South 3850 West
Salt Lake City, UT 84120

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
March 4, 2016

TO THE STOCKHOLDERS OF GREAT BASIN SCIENTIFIC, INC:

A special meeting of stockholders (the “Special Meeting”) of Great Basin Scientific, Inc. (the “Company”, “we”, “us” or “our”) will be held on March 4, 2016, at the offices of Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, Colorado 80202. The Special Meeting will convene at 9:00 A.M., Mountain Time, to consider and take action on the following proposals, which are more fully described in the Proxy Statement:

1.
to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split (the “Reverse Stock Split”) of our issued and outstanding shares of common stock (the “Common Stock”) at a ratio between 1-to-20 and 1-to-35 and effective upon a date to be determined by the Company’s board of directors (the “Board”);

2.
to approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of our common stock underlying senior secured convertible notes and related Series D warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated December 28, 2015 (the "Securities Purchase Agreement"), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding before the issuance of such senior secured convertible notes and related Series D warrants and certain subordination warrants and without giving effect to the exercise price floor of such Series D warrants and subordination warrants (the “NASDAQ 20% Issuance Proposal”);

3.
to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split and/or the NASDAQ 20% Issuance Proposal (the “Adjournment Proposal”); and

4.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock will be required to approve an amendment to the Certificate of Incorporation to effect the Reverse Stock Split. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting and voted on the matter will be required to approve the NASDAQ 20% Issuance Proposal. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Special Meeting will be required to approve the Adjournment Proposal. The Board has unanimously determined that the Reverse Stock Split, the NASDAQ 20% Issuance Proposal, and the Adjournment Proposal are in the best interests of the Company and its stockholders and has approved and authorized the Reverse Stock Split, the NASDAQ 20% Issuance Proposal and the Adjournment Proposal.

The Board unanimously recommends that the Stockholders vote FOR the Reverse Stock Split, the NASDAQ 20% Issuance Proposal and the Adjournment Proposal.

Only owners of record of the Company’s issued and outstanding Common Stock as of the close of business on February 9, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Special Meeting. Each share of Common Stock is entitled to one vote on the Reverse Stock Split, the NASDAQ 20% Issuance Proposal, and the Adjournment Proposal. A list of stockholders as of the Record Date will be available at the Special Meeting for inspection by any stockholder. Stockholders will need to register at the Special Meeting to attend the Special Meeting. If your shares of Common Stock are not registered in your name, you will need to bring proof of your ownership of those shares to the Special Meeting in order to register to attend and vote. You should ask the broker, bank or other institution that holds your shares to provide you with proper proxy documentation that shows your ownership of shares as of the Record Date and your right to vote such shares at the Special Meeting. Please bring that documentation to the Special Meeting.

THE ATTENDANCE AND/OR VOTE OF EACH STOCKHOLDER AT THE SPECIAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO ATTEND. TO ASSURE THAT YOUR VOTE IS COUNTED, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. If you decide to attend the Special Meeting, you may, if you wish, revoke the proxy and vote your shares in person.

GREAT BASIN SCIENTIFIC, INC. BY ORDER OF THE BOARD OF DIRECTORS

2441 South 3850 West Salt Lake City, UT 84120	February 12, 2016	Ryan Ashton President and Chief Executive Officer

GREAT BASIN SCIENTIFIC, INC.
2441 South 3850 West
Salt Lake City, UT 84120

PROXY STATEMENT

GREAT BASIN SCIENTIFIC, INC.

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 4, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the “Board”) of Great Basin Scientific, Inc., a Delaware corporation (the “Company”, “we”, “us” or “our”), for use at the special meeting of the stockholders (the “Special Meeting”) to be held on March 4, 2016 at the offices of Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, Colorado 80202, at 9:00 A.M. Mountain Time. Directions to the Special Meeting can be obtained at http://client.irwebkit.com/gbscience.

THIS PROXY STATEMENT, THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND FORM OF PROXY ARE FIRST BEING MAILED TO THE COMPANY’S STOCKHOLDERS ON OR ABOUT FEBRUARY 8, 2016.

At the Special Meeting, the holders of the Company’s common stock, par value $0.0001 (“Common Stock”) will be asked to vote on the following proposals:

1.
to approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio and effective upon a date to be determined by the Board (the “Reverse Stock Split”). Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the outstanding shares of our Common Stock will be combined into a lesser number of shares such that one share of our Common Stock will be issued for a specified number of shares, which number shall be equal to or greater than 20 and equal to or less than 35 of outstanding shares of our Common Stock, with the exact number within such range to be determined by the Board prior to the effective time of such amendment;

2.
to approve for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of our common stock underlying senior secured convertible notes and related Series D warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated December 28, 2015 (the "Securities Purchase Agreement"), between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding before the issuance of such senior secured convertible notes and related Series D warrants and certain subordination warrants and without giving effect to the exercise price floor of such Series D warrants and subordination warrants (the “NASDAQ 20% Issuance Proposal”);

3.
to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split and/or the NASDAQ 20% Issuance Proposal (the “Adjournment Proposal”); and

4.	to transact other such business as may properly come before the Special Meeting or any adjournment or postponement thereof.

A proxy for use at the Special Meeting is enclosed. If you execute and deliver a proxy by mailing a proxy card, or by voting via the internet or telephone, you have the right to revoke your proxy at any time before it is exercised by delivering an instrument revoking it or a duly executed proxy bearing a later date pursuant to the instructions under the heading “What if I change my mind after I return my proxy?” below, or by attending the Special Meeting and voting in person. Subject to revocation, the proxy holders will vote all shares represented by a properly executed proxy received in time for the Special Meeting in accordance with the instructions on the proxy.

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. The Company plans to engage D.F. King & Co., Inc. as proxy solicitor for an estimated cost of approximately $[12,000]. For further information see “Who will pay for the costs of soliciting proxies?” below. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of Common Stock on the Record Date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares of Common Stock.

RECORD DATE AND QUORUM REQUIREMENTS

February 9, 2016 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Our Common Stock is the only class of securities entitled to vote at the Special Meeting. As of the Record Date, [●] shares of our Common Stock were issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote on each matter submitted to a vote of the holders of Common Stock at the Special Meeting.

The holders of a majority of the shares of Common Stock outstanding on the Record Date, present in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting and at any adjournment or postponement thereof. Any abstentions and broker non-votes, if any, will be deemed as present for purposes of determining a quorum.

MAIL VOTING PROCEDURES

To vote by mail, you should complete, sign and date your proxy card and mail it in the pre-addressed postage-paid envelope that accompanies the delivery of the proxy card. A proxy card submitted by mail must be received by the time of the Special Meeting in order for the shares to be voted.

TELEPHONE VOTING PROCEDURES

The telephone authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Telephone voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on March 3, 2016.

INTERNET VOTING PROCEDURES

The internet authorization procedure is designed to authenticate identity to allow you to vote your shares and confirm that your instructions have been properly recorded. Specific instructions to be followed are set forth on the enclosed proxy card. Internet voting facilities for stockholders of record are available 24 hours a day and will close at 11:59 p.m. Eastern Time on March 3, 2016.

VOTING IN PERSON

If you attend the Special Meeting and plan to vote in person, we will provide you with a ballot at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the Special Meeting. If your shares are held in the name of your bank, your broker or another nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the Special Meeting, you will need to bring to the Special Meeting a legal proxy from your bank, your broker or your other nominee authorizing you to vote those shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 4, 2016

The Notice of Special Meeting of Stockholders, Proxy Statement for the Special Meeting, and Proxy Card are available at http://materials.proxyvote.com/39013L. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

The information contained in this Proxy Statement, unless otherwise indicated, is given as of [February 9], 2016.

No person has been authorized to give any information or to make any representation in connection with the matters being considered herein on behalf of the Company other than those contained in this Proxy Statement and, if given or made, such information or representation should not be considered or relied upon as having been authorized. This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or proxy solicitation. Neither the delivery of this Proxy Statement nor any distribution of securities referred to herein should, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this Proxy Statement.

Information contained in this Proxy Statement should not be construed as legal, tax or financial advice and stockholders are urged to consult their own professional advisors in connection with the matters considered in this Proxy Statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are based on expectations, estimates and projections as of the date of this Proxy Statement. These forward-looking statements include but are not limited to statements and information concerning statements regarding:

●	our consummation and timing of the Reverse Stock Split;

●
the intended benefits of the Reverse Stock Split, including that the Reverse Stock Split is in the best interests of the Company’s stockholders, is expected to result in an increase to the per share trading price of our Common Stock, and is expected to make such Common Stock more attractive to a broader range of institutional and other investors;

●	the market’s near and long term reaction to the Reverse Stock Split; and

●
statements regarding the potential number of shares of Common Stock to be issued upon conversion of our senior secured convertible notes and upon exercise of our Series D Warrants and subordination warrants if the NASDAQ 20% Issuance Proposal is approved.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often but not always using phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, will occur or be achieved) are not statements of historical fact and may be forward-looking statements and are intended to identify forward-looking statements.

These forward-looking statements are based on the beliefs of the management of the Company as well as on assumptions that such management believes to be reasonable, based on information currently available at the time such statements were made.  However, there can be no assurance that forward-looking statements will prove to be accurate.  Such assumptions and factors include, among other things, the anticipated benefits and risks of the Reverse Stock Split, as further provided and described below.

By their nature, forward-looking statements are based on assumptions and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Forward-looking statements are subject to a variety of risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

●	difficulties, delays, unanticipated costs or our inability to consummate the Reverse Stock Split on the expected terms and conditions or timeline;

●
difficulties, delays or the inability to increase the per share trading price of our Common Stock as a result of the Reverse Stock Split, including future decreases in the price of Common Stock due to, among other things, the announcement of the Reverse Stock Split or our inability to make our Common Stock more attractive to a broader range of institutional or other investors, as a result of, among other things, investors viewing the Reverse Stock Split negatively or due to future financial results, market conditions, the market perception of our business, our inability to realize anticipated cost reductions or other factors adversely affecting the market price of our Common Stock, notwithstanding the Reverse Stock Split or otherwise;

●	unanticipated negative reactions to the Reverse Stock Split or unanticipated circumstances or results that could negatively affect interest in our Common Stock by the investment community; or

●
general business, economic, competitive, political, regulatory and social uncertainties; risks related to competition; risks related to factors beyond the control of the Company; the global economic climate; the execution of strategic growth plans; insurance risks; and litigation.

This list is not exhaustive of the factors that may affect any of the forward-looking statements of the Company. Forward-looking statements are statements about the future and are inherently uncertain. Actual results could differ materially from those projected in the forward-looking statements as a result of the matters set out in this Proxy Statement generally and certain economic and business factors, some of which may be beyond the control of the Company.   Some of the important risks and uncertainties that could affect forward-looking statements are described further under the proposals contained in this Proxy Statement.  The Company does not intend, and does not assume, any obligation to update any forward-looking statements, other than as required by applicable law.  For all of these reasons, Company stockholders should not place undue reliance on forward-looking statements.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a Company stockholder of record at the close of business on the Record Date and are entitled to vote at the Special Meeting. This Proxy Statement describes issues on which the Company would like you, as a Company stockholder, to vote. This Proxy Statement provides information on these issues so that you can make an informed decision. You do not need to attend the Special Meeting to vote your shares of Common Stock.

When you sign the proxy card you appoint Ryan Ashton, President and Chief Executive Officer of the Company, and Jeffery Rona, Chief Financial Officer of the Company, as your representatives at the Special Meeting. As your representatives, they will vote your shares of Common Stock at the Special Meeting (or any adjournments or postponements) as you have instructed on your proxy card. With proxy voting, your shares of Common Stock will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Special Meeting, just in case your plans change.

If an issue comes up for vote at the Special Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representatives will vote your shares of Common Stock under your proxy, at their discretion, subject to any limitations imposed by law.

When is the Record Date?

The Board has fixed February 9, 2016 as the Record Date for the Special Meeting. Only holders of shares of Common Stock as of the close of business on that date will be entitled to vote at the Special Meeting.

How many shares of Common Stock are outstanding?

As of February 9, 2016, the Company had [●] shares of Common Stock issued and outstanding.

What am I voting on?

You are being asked to vote on the following:

1.	The approval of the Reverse Stock Split;

2.	The approval of the NASDAQ 20% Issuance Proposal;

3.	The approval of the Adjournment Proposal; and

4.	Any other business that may properly come before the Special Meeting.

How many votes do I get?

Each share of Common Stock is entitled to one vote. Dissenters’ rights are not applicable to any of the matters being voted upon.

The Board recommends a vote FOR the approval of the Reverse Stock Split, FOR the approval of the NASDAQ 20% Issuance Proposal, and FOR the approval of the Adjournment Proposal.

How do I vote?

You have several voting options. You may vote by:

●	Completing your proxy card over the internet at the following website: www.proxyvote.com;

●	Downloading or requesting a proxy card (as detailed below), signing your proxy card and mailing it to the attention of: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717;

●	Signing and faxing your proxy card to the number provided on the proxy card;

●	Vote by phone by calling 1-800-690-6903; or

●	Attending the Special Meeting and voting in person.

If your shares of Common Stock are held in an account with a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of such shares held in a “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares of Common Stock in person at the Special Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can stockholders vote in person at the Special Meeting?

The Company will pass out written ballots to anyone who wants to vote at the Special Meeting. If you hold your shares of Common Stock through a brokerage account but do not have a physical share certificate, or the shares are registered in someone else’s name, you must request a legal proxy from your stockbroker or the registered owner to vote at the Special Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by:

●
Signing another proxy with a later date and mailing it to the attention of: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so long as it is received prior to 11:59 p.m. Eastern Time on March 3, 2016;

●
Delivering a written notice of the revocation of your proxy to the attention of: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so long as it is received prior to 11:59 p.m. Eastern Time on March 3, 2016; or

●	Voting in person at the Special Meeting.

Beneficial stockholders should refer to the instructions received from their stockbroker or the registered holder of the shares of Common Stock if they wish to change their vote.

How many votes do you need to hold the Special Meeting?

To conduct the Special Meeting, the Company must have a quorum, which means that a majority of the outstanding voting shares of the Company as of the Record Date must be present at the Special Meeting. The Company’s Common Stock is the only type of security entitled to vote at the Special Meeting. Based on [●] shares of Common Stock outstanding as of the Record Date of February 9, 2016, [●] shares of Common Stock must be present at the Special Meeting, in person or by proxy, for there to be a quorum. Your shares of Common Stock will be counted as present at the Special Meeting if you:

●	Submit a properly executed proxy card (even if you do not provide voting instructions); or

●	Attend the Special Meeting and vote in person.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. Since the Reverse Stock Split requires the affirmative vote of a majority of our outstanding shares of Common Stock and since the Adjournment Proposal must be approved by the majority of the shares of Common Stock present at the meeting, a properly executed proxy card marked ABSTAIN with respect to such proposals at the Special Meeting will have the same effect as voting AGAINST that proposal.  Since an affirmative vote of a majority of the shares of Common Stock present at the meeting and voted on the matter is required to approve the NASDAQ 20% Issuance Proposal, a properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted on the matter and, therefore, will not count FOR or AGAINST the proposal.

What effect does a broker non-vote have?

Brokers and other intermediaries, holding shares of Common Stock in street name for their customers, are generally required to vote such shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote such shares on routine matters but not on non-routine matters. Our management believes that the Reverse Stock Split and the Adjournment Proposal are routine matters. Consequently, if customers do not give any direction, brokers will be permitted to vote shares of Common Stock at the Special Meeting in relation to these matters.  However, with respect to the NASDAQ 20% Issuance Proposal, our management believes that such matter is non-routine.  As a result, if customers do not give any direction, brokers will not be permitted to vote shares of Common Stock at the Special Meeting in relation to the NASDAQ 20% Issuance Proposal. We encourage you to submit your voting instructions to your broker to ensure your shares of Common Stock are voted at the Special Meeting.

Any shares of Common Stock represented at the Special Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposals to approve the Reverse Stock Split or the Adjournment Proposal will have the same effect as a vote AGAINST such proposal.  Any shares of Common Stock represented at the Special Meeting but not voted (whether by abstention, broker non-vote or otherwise) with respect to the proposal to approve the NASDAQ 20% Issuance Proposal will not count FOR or AGAINST such proposal.

How many votes are needed to approve the Reverse Stock Split?

The Reverse Stock Split will be approved if a majority of the issued and outstanding shares of Common Stock votes FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal. We encourage you to vote FOR this proposal.

How many votes are needed to approve the NASDAQ 20% Issuance Proposal?

The NASDAQ 20% Issuance Proposal will be approved if more of the shares of Common Stock present in person or by proxy at the Special Meeting vote FOR the proposal than vote AGAINST the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will not count FOR or AGAINST such proposal. We encourage you to vote FOR this proposal.

How many votes are needed to approve the Adjournment Proposal?

The Adjournment Proposal will be approved if a majority of the shares of Common Stock present in person or by proxy votes at the Special Meeting FOR the proposal. A properly executed proxy card marked ABSTAIN with respect to this proposal will have the same effect as voting AGAINST this proposal. We encourage you to vote FOR this proposal.

Will my shares of Common Stock be voted if I do not sign and return my proxy card?

If your shares of Common Stock are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares; otherwise your shares of Common Stock will not be voted at the meeting. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your shares of Common Stock.

If your shares of Common Stock are registered in your name, and you do not complete your proxy card over the internet or sign and return your proxy card, your shares of Common Stock will not be voted at the Special Meeting unless you attend the Special Meeting and vote your shares of Common Stock in person.
Where can I find the voting results of the Special Meeting?

The Company will publish the final results in a Current Report on Form 8-K with the SEC within four (4) business days of the Special Meeting.

Who will pay for the costs of soliciting proxies?

The Company will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, the Company’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. The Company plans to engage D.F. King & Co., Inc. as proxy solicitor at an estimated expense of $[12,000], including an $[8,500] engagement fee and estimated additional costs for telephone solicitations, mailings and other out of pocket expenses of the proxy solicitor. Upon request, the Company will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of Common Stock on the Record Date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares of Common Stock.

What materials accompany or are attached to this Proxy Statement?

The following materials accompany or are attached to this Proxy Statement:

Appendix A	Form of Proxy Card

Appendix B	Certificate of Amendment to Certificate of Incorporation regarding the Reverse Stock Split
Appendix C	Schedule of Buyers

STOCKHOLDER PROPOSALS

Stockholders may present proposals for action at a future meeting if they comply with SEC rules, state law and our Amended and Restated Bylaws (the “Bylaws”).

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the proxy statement for our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). These stockholder proposals, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), must be received by us not later than January 2, 2016, which is 120 calendar days prior to the anniversary date of the mailing of our proxy statement for our 2015 Annual Meeting. Stockholders are also advised to review our Bylaws which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals (other than non-binding proposals presented under Rule 14a-8) and director nominations.

Our Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, in order for a stockholder proposal to be properly brought before an annual meeting, the stockholder must, in addition to any other applicable requirements, give written notice in proper form of such stockholder’s intent to bring a matter before the annual meeting, which notice must be received by the secretary of the Company at the Company’s principal executive offices no later than the close of business on the sixtieth (60th) day, nor earlier than the close of business on the ninetieth (90th) day, prior to the anniversary date of the immediately preceding annual meeting. To be timely for the 2016 Annual Meeting of Shareholders, a shareholder’s notice must be delivered or mailed to and received by us between February 27, 2016 and March 28, 2016. However, in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting, or not later than the close of business on the 10th day following the day on which public disclosure of the date of the meeting was made by the Company, whichever occurs first. In no event will an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period for the giving of a stockholder’s notice as described above.

Stockholder proposals must be in writing and should be addressed to c/o Great Basin Scientific, Inc., Attention: Corporate Secretary, 2441 South 3850 West, Salt Lake City, Utah 84120. Except with respect to nominations for the election of directors, to be in proper form, each such notice must set forth: (a) the name and address of the stockholder who intends to bring such matter before a meeting; (b) the class or series and number of shares of capital stock of the Company entitled to vote at such meeting which are owned beneficially or of record by such stockholder; (c) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such matter before the meeting; (d) a description of the business desired to be brought before the meeting and the reasons therefor; (e) such other information regarding the stockholder and the business proposed by such stockholder as would be required to be included in the proxy statement pursuant to the rules and regulations of the SEC; and (f) a representation as to the stockholder’s material interest in the business being proposed. In addition, the stockholder making such proposal must promptly provide any other information reasonably requested by the Company.

It is recommended that stockholders submitting proposals direct them to our corporate secretary and utilize certified mail, return receipt requested, in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

We have not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at next year’s Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of Common Stock that may be acquired by an individual or group within 60 days of January 21, 2016, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on 74,490,039 shares of Common Stock outstanding as of January 21, 2016.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Great Basin Scientific, Inc., 2441 South 3850 West, Salt Lake City, UT 84120.

	Number of Common Share Equivalents
Name of Beneficial Owner	Beneficially Owned	Percent
Ryan Ashton (1)	5,604	*
David Spafford (2)	1,937,785	2.5%
Robert Jenison (3)	919	*
Jeffrey Rona (4)	2,312	*
Sam Chawla (5)	372	*
Ron Labrum (6)	4,122	*
Kirk Calhoun (7)	49	*
All Executive Officers and Directors as a Group (7 Persons)	1,951,162	2.6%
Other Five Percent Stockholders:

*	Represents less than 1% of the outstanding shares of Common Stock
(1)	Represents 744 shares of Common Stock and options and warrants to purchase 4,860 shares of Common Stock that are currently exercisable or exercisable within 60 days after January 21, 2016.
(2)
Represents (i) 181 shares of Common Stock, warrants to purchase 1,019 shares of Common Stock, warrants for 186 shares of Common Stock owned by Mr. Spafford and  options to purchase 599 shares of common stock that are currently exercisable or exercisable within 60 days after January 21, 2016; (ii) shares owned by Spring Forth Investments LLC, an entity controlled by Mr. Spafford, which owns 1,914,188 shares of Common Stock, 21,360 shares of Series E Convertible Preferred Stock, convertible into 1,422 shares of common stock, 3,000 Class A warrants to purchase 50 shares of Common Stock and 3,000 Class B warrants to purchase 50 shares of Common Stock; (iii) 29 shares of Common Stock owned by DSM Ventures, an entity controlled by Mr. Spafford; (iv) 385 shares of Common Stock, Class A warrants to purchase 344 shares of Common Stock and  Class B warrants to purchase 344 shares of Common Stock and warrants to purchase 208 shares of Common Stock owned by DRS, LLC, an entity controlled by Mr. Spafford; (v) shares owned by Craig F. McCullough, Trustee, SBS Charitable Remainder Trust U/A/D November 27, 1995, a trust affiliated with Mr. Spafford, which owns 7,480 shares of Common Stock, warrants to purchase 370 shares of Common Stock; (vi) shares owned by Craig F. McCullough, Trustee, DRS Charitable Remainder Trust U/A/D May 5, 1993, a trust affiliated with Mr. Spafford, which owns 3,199 shares of Common Stock, warrants to purchase 77 shares of Common Stock; and (vii) shares owned by Bourne Spafford Charitable Trust U/A/D May 15, 1995, a trust affiliated with Mr. Spafford, which owns 1,754 shares of Common Stock.

(3)	Represents options to purchase 919 shares of Common Stock that are currently exercisable or exercisable within 60 days after January 21, 2016.
(4)
Represents  warrants to purchase 600 shares of Common Stock, Class A Warrants to purchase 600 shares of Common Stock, Class B Warrants to purchase 600 shares of Common Stock and options to purchase 512 shares of Common Stock exercisable within 60 days after January 21, 2016.

(5)
Represents options to purchase 122 shares of Common Stock that are currently exercisable or exercisable within 60 days after January 21, 2016, and 83 shares of Common Stock, Class A warrants to purchase 83 shares of Common Stock and Class B warrants to purchase 83 shares of Common Stock held by Mr. Chawla’s wife Stephanie Chawla.

(6)
Represents options to purchase 122 shares of Common Stock that are currently exercisable or exercisable within 60 days after January 21, 2016, 1,333 shares of Common Stock, Class A Warrants to purchase 1,333 shares of Common Stock and Class B Warrants to purchase 1,333 shares of Common Stock.

(7)	Represents options to purchase 49 shares of common stock that are exercisable or exercisable within 60 days after January 21, 2016.
.

PROPOSAL 1—REVERSE STOCK SPLIT

Introduction

Our Board has unanimously determined that it is in the best interests of the Company and our stockholders to amend Article IV.A of the Certificate of Incorporation (such amendment as shown in Appendix B) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio and effective upon a date to be determined by the Board (the “Reverse Stock Split”).

Why did the Board approve the Reverse Stock Split?

Reverse Stock Split

We have received a delisting notice from The NASDAQ Stock Market. Our Common Stock may be involuntarily delisted from trading on The NASDAQ Capital Market if we fail to regain compliance with (i) the minimum closing bid price requirement of $1.00 per share of Common Stock and (ii) the market value of listed securities requirement of $35 million. A delisting of our Common Stock is likely to reduce the liquidity of our Common Stock and may inhibit or preclude our ability to raise additional financing and may also materially and adversely impact our credit terms with our vendors.

The quantitative listing standards of The NASDAQ Stock Market, or NASDAQ, require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per share and maintain a minimum value of listed securities of $35 million. We failed to satisfy the minimum bid price threshold and the minimum value of listed securities threshold for 30 consecutive trading days and on October 14, 2015, we received a letter from NASDAQ indicating our deficiency and that we have been provided an initial period of 180 calendar days, or until April 11, 2016, in which to regain compliance.

On December 8, 2015, we held a special meeting (the “December Special Meeting”) of our stockholders.  At the December Special Meeting, the stockholders approved an amendment to the Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio between 1 to 50 and 1 to 60, such ratio to be determined by the Board and to reduce the par value of the Company’s common stock from $0.001 to $0.0001 (the “December Reverse Stock Split”). Immediately after the December Special Meeting, the Board held a meeting and approved the December Reverse Stock Split at a ratio of 1 to 60, such Reverse Stock Split went effective at 5:00 pm EST on December 11, 2015.

At the time of the December reverse stock split, the Company had 12.7 million Series C Warrants outstanding. The Series C warrants had a cashless exercise provision that required the Company to issue shares of common stock equal to approximately $2.23 in value to the Series C warrant holders based on the market price of our common stock two trading days prior to the day of exercise.  Between December 14, 2015 and January 21, 2016, the Company issued approximately 71.3 million shares of its common stock to the Series C warrant holders in exchange for all 12.7 million Series C Warrants, which expired on January 21, 2016. In order to avoid exceeding holding 4.99% of our outstanding common stock many of the warrant holders sold the majority of the shares they received from the exercise of their Series C warrants in open market trades during the period when warrants were being converted.  The Company has no remaining outstanding, unconverted Series C warrants remaining. Since the effectiveness of the December Reverse Stock Split, our stock price has declined from $4.18 to $0.20, as of January 26, 2016.  In that same period, the increase is shares outstanding caused our market capitalization to increase from $13.3MM on December 14 to $14.9MM on January 26, 2016. However, as a result of our share price decline, we will need to conduct the Reverse Stock Split to increase the closing bid price of our common stock above $1.00 per share. It is the Board’s and management’s belief that without the downward pressure of the Series C Warrants being exercised and sold into the market, the price of the Company’s shares of common stock will not experience the dramatic drop in price following this Reverse Split that it did following the December Reverse Split and therefore the Company will be able to regain and maintain compliance with the NASDAQ bid price deficiency following the proposed reverse split.

If the Company does not regain compliance within the 180-day grace period, it may be eligible to receive an additional 180-day grace period; provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market including the minimum market value of listed securities of $35 million, with the exception of the bid price requirements, and provides written notice of its intention to cure the bid price deficiency during the second 180-day grace period, by effecting a reverse stock split, if necessary. This additional 180-day grace period does not apply to the Company’s deficiency regarding the minimum value of listed securities.

What is the purpose of the Reverse Stock Split?

Reverse Stock Split

If we do not regain compliance by April 11, 2016, and we do not qualify or are not granted an additional 180-day grace period in which to regain compliance, the NASDAQ staff will provide written notice that our Common Stock is subject to delisting.

Given the increased market volatility, the challenging environment in our industry and our lack of liquidity, we may be unable to regain compliance with the closing bid price requirement within our 180-day grace period. A delisting of our Common Stock is likely to reduce the liquidity of our Common Stock and may inhibit or preclude our ability to raise additional financing and may make it difficult for our stockholders to sell any securities if they desire or need to sell them.

The Board has considered the potential harm to the Company and our stockholders should NASDAQ delist our Common Stock. Delisting from NASDAQ would adversely affect our ability to raise additional financing through the public or private sale of equity securities and would significantly affect the ability of investors to trade our securities. Delisting would also likely negatively affect the value and liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets.

Furthermore, in approving the proposal authorizing the Reverse Stock Split, the Board considered that our Common Stock, at its current price, may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Institutional investors may be prohibited from purchasing lower priced stocks based on their internal policies or governing documents.  Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

We believe that the Company’s best option to meet NASDAQ’s $1.00 minimum bid price requirement before the end of our initial 180-day grace period is to effect the Reverse Stock Split to increase the per-share trading price of our Common Stock. Given the volatility and fluctuations in the capital markets, the Board believes that the likelihood of our stock price increasing to meet the NASDAQ listing requirements within the 180-day grace period without the Reverse Stock Split is remote and that the Company likely will have to take additional actions to comply with NASDAQ requirements.

If our stockholders do not approve the Reverse Stock Split, the Company may be delisted from the NASDAQ Capital Market due to our failure to maintain a minimum bid price for our Common Stock of $1.00 per share as required by the NASDAQ Marketplace Rules.

Even if the Company effects the Reverse Stock Split, the Company may still be subject to delisting if the bid price of the Common Stock fails to stay above $1.00 for the required 10 trading day period or the Company fails to meet the minimum value of listed securities requirement by April 11, 2016.

What amendments are being made to the Certificate of Incorporation?

The first paragraph of Article IV.A of the Certificate of Incorporation which currently reads as follows:

“ARTICLE IV.A

The total number of shares of capital stock the Corporation is authorized to issue is Two Hundred and Five Million (205,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

shall be amended to read as follows:

“ARTICLE IV.A

The total number of shares of capital stock the Corporation is authorized to issue is Two Hundred and Five Million (205,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of common stock, par value $0.0001 per share (the “Common Stock”), and Five Million (5,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).”

The following paragraph will be added to Article IV.A of the Certificate of Incorporation:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every [number of shares] shares of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding immediately prior to [date] shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

Does the Board recommend approval of the Reverse Stock Split?

Yes. After considering the entirety of the circumstances, the Board has unanimously concluded that the Reverse Stock Split is in the best interests of the Company and its stockholders and the Board unanimously recommends that the Company’s stockholders vote in favor of the Reverse Stock Split.

What vote is required to approve the Reverse Stock Split?

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is required to amend the Certificate of Incorporation to effect the Reverse Stock Split. Failures to vote and abstentions will be the equivalent of a vote against this proposal.

Material Effects of the Proposed Reverse Stock Split

Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the outstanding shares of our Common Stock will be combined into a lesser number of shares such that one share of our Common Stock will be issued for a specified number of shares, which number shall be equal to or greater than 20 and equal to or less than 35, of outstanding shares of our Common Stock, with the exact number within such range to be determined by the Board prior to the effective time of such amendment. In connection with the Reverse Stock Split, any fractional shares that would otherwise be issued as a result of the Reverse Stock Split will be rounded up to the nearest whole share. Even if stockholder approval of the Reverse Stock Split is obtained, the Board may abandon the Reverse Stock Split in its sole discretion if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

The Reverse Stock Split will not change the number of authorized shares of our Common Stock.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company (subject to the treatment of fractional shares). In addition, the Reverse Stock Split will not affect any holder of Common Stock’s proportionate voting power (subject to the treatment of fractional shares).

Based on our shares of Common Stock outstanding as of the Record Date, the principal effects of the Reverse Stock Split will be that the number of shares of our Common Stock issued and outstanding will be reduced from [●] shares as of the Record Date to a range of [●] shares (if a 1-for-20 ratio is chosen) to [●] shares (if a 1-for-35 ratio is chosen), depending on the exact exchange ratio chosen by the Board and without giving effect to any rounding up of fractional shares.

The table below sets forth, as of January 21, 2016 and for illustrative purposes only, certain effects of the potential ratios of between 20-for-1 and 35-for-1, inclusive, including on our total outstanding Common Stock equivalents (without giving effect to the treatment of fractional shares).

	Common Stock and Equivalents Outstanding Prior to Reverse Stock Split		Common Stock and Equivalents Outstanding Assuming Certain Reverse Stock Split Ratios
	Shares	Percent of Total	1-for-20	1-for-27.5	1-for-35

Common Stock outstanding	74,490,039	81.67%	3,724,502	2,708,729	2,128,287
Common Stock reserved for undelivered, converted Series C Warrants	1,029,291	1.13%	51,465	37,429	29,409
Common Stock underlying warrants	3,681,712	4.04%	184,086	133,881	105,192
Common Stock underlying options	58,302	Less than 0.1%	2,916	2,121	1,666
Common Stock reserved for conversion of Series E Preferred Stock	5,890	Less than 0.1%	295	215	169
Common Stock reserved for conversion of Senior Secured Convertible Notes1	11,945,946	13.1%	597,297	434,398	341,313
Total Common Stock and equivalents	91,211,180	--	4,560,561	3,316,773	2,606,036
Common Stock available for future issuance2	108,788,820	--	195,439,439	196,683,227	197,393,964

1 Further to the Company’s agreement with the holders of the Senior Secured Convertible Notes and related Series D Warrants, 120 million shares of Common Stock are reserved for issuance upon conversion or exercise of such securities. The numbers in the chart reflect the number of shares of Common Stock issuable upon conversion of the total aggregate principal amount of such notes of $22.1 million based on a conversion price of $1.85 as adjusted by the applicable conversion ratio and does not reflect shares of Common Stock issuable upon settlement of installment payments under the terms of such notes.

2 Pursuant to the Company’s agreement with the purchasers of its senior secured convertible notes, the Company has agreed to reserve 120 million shares of Common Stock for issuance upon conversion of such  notes, settlement of installment payments under such notes and settlement of the exercise of Series D Warrants.  The number of shares available for issuance in the table above assumes conversion of the entire principal amount of such notes, $22.1 million, at the conversion rate of $1.85 as adjusted for the applicable reverse split ratio. Based on the reservation of 120 million shares for the notes and the Series D Warrants, the shares available for issuance in the table above would be 4.2 million (prior to any split), 76.2 million (20-1 split), 77.2 million (27.5-1 split) and 77.8 million (35-1 split).

As illustrated by the table above, the Reverse Stock Split would significantly increase the number of authorized and unissued shares of Common Stock available to settle the exercise or conversion, of our outstanding derivative securities and avoid the penalties associated with being unable to settle such conversions and exercises. In addition, the Reverse Stock Split would significantly increase the ability of our Board to issue authorized and unissued shares in future equity financings.

In determining which ratio to implement, if any, following receipt of stockholder approval, our Board may consider, among other things, various factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock;

●	our ability to continue our listing on The NASDAQ Capital Market;

●	which ratio would result in the least administrative cost to us;

●	the number of shares of Common Stock needed to satisfy the settlement of the Company’s outstanding senior secured convertible notes; and

●	prevailing general market and economic conditions.

The principal effects of the Reverse Stock Split will be as follows:

●
each 20 to 35 shares of Common Stock, inclusive, as determined in the sole discretion of our Board, will be combined into one new share of Common Stock, with any fractional shares that would otherwise be issuable as a result of the split being rounded up to the nearest whole share;

●	the number of shares of Common Stock issued and outstanding will be reduced accordingly, as illustrated in the table above;

●
proportionate adjustments will be made to the per share exercise prices and/or the number of shares of Common Stock issuable upon exercise or conversion of outstanding preferred shares, options, warrants, and any other convertible or exchangeable securities, including the Company’s senior secured convertible notes, entitling the holders to purchase, exchange for, or convert into, shares of Common Stock, which will result in approximately the same aggregate price being required to be paid for such securities upon exercise or conversion as had been payable immediately preceding the Reverse Stock Split;

●	the Company will have available shares to conduct future equity financings;

●	the number of shares reserved for issuance or under the securities described immediately above will be reduced proportionately; and

●	the number of shares of Common Stock available for future issuance will increase accordingly, as illustrated in the table above.

Possible Anti-Takeover Implications of the Reverse Stock Split

The issuance in the future of additional shares of our Common Stock made available by the Reverse Stock Split may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of Common Stock. In addition, an increase in the number of authorized but unissued shares of our Common Stock due to the Reverse Stock Split may have a potential anti-takeover effect, as our ability to issue additional shares could be used to thwart persons, or otherwise dilute the stock ownership of stockholders, seeking to control us. Further, the ability to issue our shares of Common Stock at a lower price may afford the Company added flexibility to deter a potential takeover of the Company by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires at a very low par value. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of Common Stock compared to the then-existing market price. The Reverse Stock Split is not being recommended by our Board as part of an anti-takeover strategy.

Reservation of Right to Delay the Filing of, or Abandon, the Reverse Stock Split and Par Value Change

If stockholder approval is obtained to effect the Reserve Stock Split, the Board expects to select an appropriate ratio and implement the Reverse Stock Split on or before April 11, 2016. However, the Board reserves the authority to decide, in its sole discretion, to delay or abandon the Reverse Stock Split after such vote and before the effectiveness of the Reverse Stock Split if it determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

Fractional Shares

Our stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares.

No Going Private Transaction

The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the U.S. Exchange Act. Following the Reverse Stock Split, the Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effective Time

The proposed Reverse Stock Split would become effective as of 12:01 a.m., Eastern Time on the date specified in the amendment to the Certificate of Incorporation effecting the Reverse Stock Split as filed with the office of the Secretary of State of Delaware or such other time on that date as the Board may determine (the “Effective Time”). Except as explained above with respect to fractional shares, at the Effective Time, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of our stockholders, into one share of our Common Stock in accordance with the ratio of between 1 for 20 and 1 for 35.

After the Effective Time, our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

After the Effective Time, we will continue to be subject to periodic reporting and other requirements of the Exchange Act. Unless our Common Stock is delisted by NASDAQ because of our failure to comply with the $1.00 minimum bid price requirement or the minimum value of listed securities, our Common Stock will continue to be listed on The NASDAQ Capital Market under the symbol “GBSN.”

Procedures for effecting the Reverse Stock Split and Exchange of Stock Certificates

If the Company’s stockholders approve the Reverse Stock Split and the Board determines that it is in the Company’s best interest to effect the Reverse Stock Split, the Reverse Stock Split would become effective at such time as the amendment to the Certificate of Incorporation, the form of which is attached as Appendix B to this Proxy Statement, is filed with the Secretary of State of Delaware or such time and date as stated therein when filed.

As soon as practicable after the effective date of the Reverse Stock Split, the Company will notify its stockholders that the Reverse Stock Split has been implemented. American Stock Transfer & Trust Company, the Company’s transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of our Common Stock will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares of our Common Stock in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to the Company’s common stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO. Stockholders whose shares are held by their stockbroker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the Reverse Stock Split. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-Reverse Stock Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares.

Effect on Registered and Beneficial Holders of Common Stock

Upon the effectiveness of the Reverse Stock Split, shares of our Common Stock held by stockholders that hold their shares through a broker or other nominee will be treated in the same manner as shares held by registered stockholders that hold their shares in their names. Brokers and other nominees that hold shares of our Common Stock will be instructed to effect the Reverse Stock Split for the beneficial owners of such shares. However, those brokers or other nominees may implement different procedures than those to be followed by registered stockholders for processing the Reverse Stock Split. Stockholders whose shares of our Common Stock are held in the name of a broker or other nominee are encouraged to contact their broker or other nominee with any questions regarding the procedure of implementing the Reverse Stock Split with respect to their shares.

Effect on Registered “Book-Entry” Holders of Our Common Stock

Registered holders of shares of our Common Stock may hold some or all of their shares electronically in book-entry form under the direct registration system for the securities. Those stockholders will not have stock certificates evidencing their ownership of shares of our Common Stock, but generally have a statement reflecting the number of shares registered in their accounts.

Stockholders that hold registered shares of our Common Stock in book-entry form do not need to take any action to receive post-Reverse Stock Split shares. Any such stockholder that is entitled to post-Reverse Stock Split shares will automatically receive, at the stockholder’s address of record, a transaction statement indicating the number of post-Reverse Stock Split shares held following the implementation of the Reverse Stock Split.

Dissenters’ Rights

Our stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to the Certificate of Incorporation in connection with the Reverse Stock Split.

No Effect on Authorized Preferred Stock

Pursuant to our Certificate of Incorporation, our capital stock consists of a total of 205,000,000 authorized shares, of which 200,000,000 shares, par value $0.0001 per share, are designated as Common Stock and 5,000,000 shares, par value $0.001 per share, are designated as preferred stock. The proposed Reverse Stock Split would not impact the total authorized number of shares of preferred stock or the par value of the preferred stock.

Effect on Dividends

The payment of dividends, including the timing and amount dividends, must be made in accordance with our Certificate of Incorporation and the requirements of the Delaware General Corporation Law (the “DGCL”). We cannot assure you that any dividends will be paid in the future on the shares of Common Stock. Any declaration and payment of future dividends to holders of our Common Stock will be at the discretion of our Board and will depend on many factors, including our financial condition, earnings, capital requirements, level of indebtedness, statutory future prospects and contractual restrictions applicable to the payment of dividends, and other considerations that our Board deems relevant. The decrease in par value may affect our ability to make dividend payments. Under the DGCL, the aggregate par value must be deducted from the amount available for dividends (the result being “surplus,” out of which dividends can be paid). Accordingly, the reduction in par value contemplated by this proposal would increase our surplus for DGCL purposes, and therefore our potential dividend paying ability.

Accounting Matters

The Reverse Stock Split will change the par value of the shares of our Common Stock and the number of shares of Common Stock issued and outstanding. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to the shares of our Common Stock on our balance sheet will be reduced proportionately based on the ratio chosen by the Board for the Reverse Stock Split to reflect the new number of shares outstanding and the new par value, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated because there will be fewer shares of Common Stock outstanding.

Effect on Our Preferred Shares, Senior Secured Convertible Notes, Options and Warrants

If the Reverse Stock Split is effected, the number of shares of Common Stock issuable upon exercise or conversion of our outstanding preferred shares, stock options (including shares reserved for issuance under the Company’s stock plans) and warrants will be proportionately adjusted by the applicable administrator, using the ratio as the Reverse Stock Split, rounded up to the nearest whole share. In connection with the Reverse Stock Split, the Board or the applicable administrator will implement only applicable technical, conforming changes to the securities, including ratably reducing the authorized shares of Common Stock available for awards under the Company’s stock plans. In addition, the conversion price for each outstanding preferred share and senior secured convertible note and the exercise price for each outstanding stock option and warrant would be increased in inverse proportion to the split ratio such that upon an conversion or exercise, the aggregate conversion price for conversion of preferred stock or senior secured convertible notes and the aggregate exercise price payable by the optionee or warrantholder to the Company for the shares subject to the option or warrant would remain approximately the same as the aggregate exercise price prior to the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers do not have substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock or any other of our securities.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material United States federal income tax consequences of the Reverse Stock Split to holders of our Common Stock. Except where noted, this summary deals only with our Common Stock that is held as a capital asset.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and United States Treasury regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below.

This summary does not address all aspects of United States federal income taxes that may be applicable to holders of Common Stock and does not deal with non-U.S., state, local or other tax considerations that may be relevant to stockholders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a dealer in securities or currencies; a financial institution; a regulated investment company; a real estate investment trust; an insurance company; a tax-exempt organization; a person holding shares as part of a hedging, integrated or conversion transaction, a constructive sale or a straddle; a trader in securities that has elected the mark-to-market method of accounting for your securities; a person liable for alternative minimum tax; a person who owns or is deemed to own 10% or more of our voting stock; a partnership or other pass-through entity for United States federal income tax purposes; a person whose “functional currency” is not the United States dollar; a United States expatriate; a “controlled foreign corporation”; or a “passive foreign investment company”).

We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to stockholders as a result of the Reverse Stock Split.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your own tax advisors.

We believe that the Reverse Stock Split, if implemented, would be a tax-free recapitalization under the Code. If the Reverse Stock Split qualifies as a tax-free recapitalization under the Code, then, generally, for United States federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by stockholders that exchange their shares of pre-split Common Stock for shares of post-split Common Stock. The post-split Common Stock in the hands of a stockholder following the Reverse Stock Split will have an aggregate tax basis equal to the aggregate tax basis of the pre-split Common Stock held by that stockholder immediately prior to the Reverse Stock Split. A stockholder’s holding period for the post-split Common Stock generally will be the same as the holding period for the pre-split Common Stock exchanged therefor.

Alternative characterizations of the Reverse Stock Split are possible. For example, while the Reverse Stock Split, if implemented, would generally be treated as a tax-free recapitalization under the Code, stockholders whose fractional shares resulting from the Reverse Stock Split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. However, we believe that, in such case, the resulting tax liability may not be material in view of the low value of such fractional interest. Stockholders should consult their own tax advisors regarding the characterization of the Reverse Stock Split for United States federal income tax purposes.

Certain Risks Associated with the Reverse Stock Split

The Board believes that the Reverse Stock Split will increase the price level of our shares of Common Stock and, as a result, may enable the Company to maintain listing of our Common Stock on The NASDAQ Capital Market. Given the volatility and fluctuations in the capital markets, however, the Board believes that the likelihood of our stock price increasing to meet the NASDAQ listing requirements within the 180-day grace period without the Reverse Stock Split is remote and that the Company likely will have to take additional actions to comply with NASDAQ requirements. There are a number of risks associated with the Reverse Stock Split, including as follow:

●
The Board cannot predict the effect of the Reverse Stock Split upon the market price for our shares of Common Stock, and the history of similar reverse stock splits for companies in like circumstances has varied.

●
The market price per share of Common Stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. If the market price of our shares of Common Stock declines after the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.

●
The market price per share of our shares of Common Stock post-Reverse Stock Split may not remain in excess of the minimum bid price per share as required by NASDAQ, or the Company may fail to meet the other requirements for continued listing on the NASDAQ, including the minimum value of listed securities, as described above, resulting in the delisting of our Common Stock.

●	The market price of our shares of Common Stock may also be affected by the Company’s performance and other factors, the effect of which the Board cannot predict.

●
Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our Common Stock. As a result, the trading liquidity of the shares of our Common Stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

●
The Reverse Stock Split could be viewed negatively by the market and other factors, such as those described above, may adversely affect the market price of the shares of our Common Stock. Consequently, the market price per post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of shares of our Common Stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split. Any reduction in total market capitalization as the result of the Reverse Stock Split may make it more difficult for us to meet the NASDAQ Listing Rule regarding minimum value of listed securities, which could result in our shares of Common Stock being delisted from the NASDAQ Capital Market.

●
In the future, the market price of the shares of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price of the shares of our Common Stock prior to the Reverse Stock Split.

●
If the Reverse Stock Split is effected and the market price of the shares of our Common Stock then declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. Additionally, the liquidity of the shares of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the implementation of the Reverse Stock Split.

●
The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 2—NASDAQ 20% ISSUANCE PROPOSAL

General

On December 28, 2015, we entered into the Securities Purchase Agreement with the investors listed therein (the “Buyers”) pursuant to which we agreed to issue $22.1 million senior secured convertible notes (“Notes”) that are convertible into shares of our Common Stock at a price equal to $1.85 per share. $20 million of Notes were issued for cash at an original issue discount equal to sixteen (16) months of simple interest at a rate of six percent (6.0%) per annum on the aggregate principal of the Notes (assuming, that the entire aggregate original principal amount remains outstanding through the maturity date).  $2.1 million of the Notes were issued upon exchange of outstanding Series C Warrants at an exchange value of $2 per Series C Warrant with no original issue discount. Each Note was sold with a related number of Series D warrants to purchase Common Stock (the “Series D Warrants”) (the “Note Financing”).  In relation to the Note Financing, certain warrants were issued to our prior debt holders as consideration for their agreement to subordinate the debt owed them by the Company to the Notes (the "Subordination Warrants") .  Under the terms of the Notes, at closing we received an initial tranche of $4.6 million at the close of the Note Financing.  Pursuant to the Notes, prior to receiving the remaining cash purchase price of $13.8 million in subsequent tranches, we must meet certain equity conditions as described therein.

Description of the Notes

Maturity Date

The Notes are senior secured obligations of the Company. Unless earlier converted or redeemed, each Note will mature on the sixteenth month anniversary from the date of issuance.

Interest

The Notes do not bear any ordinary interest.  However, interest on the Notes shall commence accruing immediately upon the occurrence of, and shall continue accruing during the continuance of, an event of default (as described below), at 10% per annum and shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable, if applicable, in arrears for each calendar month on the first (1st) business day of each calendar month after any such interest accrues after an event of default (each, an “Interest Date”). Interest, if any, shall be payable on each Interest Date to the record holder of the Note on the applicable Interest Date in cash by wire transfer of immediately available funds pursuant to wire instruction provided by the Holder in writing to the Company.

Amortization Payments

We have agreed to make amortization payments with respect to the Notes in twelve (12) equal installments beginning four (4) months after the original date of issuance (each, an “Installment Date”). On each installment date, assuming the equity conditions set forth in the Notes are met, the installment payment shall automatically be converted into shares of Common Stock pursuant to the conversion feature described below, provided however that the Company may elect prior to any Installment Date to redeem all or a portion of the installment amount in cash.

Conversion Features of the Notes

Conversion of Installment Payments

The price at which we will convert the installment amounts is equal to the lowest of:

(i)	the then prevailing conversion price, and

(ii)
initially, 80% of the arithmetic average and, after nine months from closing, 85% of the arithmetic average, in each case of the lower of (x) the three lowest daily weighted average prices of the Common Stock during the twenty (20) consecutive trading day period ending on the trading day immediately preceding the Installment Date and (y) the weighted average price of the Common Stock on the trading day immediately preceding the Installment Date, subject in all cases to a floor price of $0.20.

Any holder of a Note may by notice to us accelerate up to three future installment payments to any applicable Installment Date, in which case we will deliver shares of Common Stock for the conversion of such accelerated payments. The holder of a Note may also by notice to us defer any installment payment to a later Installment Date.

Conversion at Election of Holder

At any time after issuance, the Notes will be convertible at the election of the holder into shares of our Common Stock at a conversion price of $1.85, subject to adjustment. Conversion of the note is subject to a blocker provision which prevents any holder from converting into shares of Common Stock if their beneficial ownership of the Common Stock would exceed either 4.99% or 9.99% of our issued and outstanding Common Stock, as elected by such holder at Closing.

Further, prior to us receiving the necessary stockholder approval contemplated in this proxy statement, conversion of all Notes is limited to 19.99% of the Company’s issued and outstanding Common Stock on the date of closing (the “Exchange Cap”), with the Notes issued in exchange for Series C Warrants not being convertible at all until stockholder approval is obtained.

The conversion price is subject to certain adjustments upon the occurrence of certain dilutive events, including the issuance of certain options or convertible securities, upon the occurrence of certain corporate events, including stock splits and dividends, upon the occurrence of an Event of Default and as deemed appropriate by the Company's Board of Directors with the prior written consent of certain required holders of Notes . At any time after the issue of the Notes, so long as there has been no failure of the equity conditions during the applicable measurement periods, the Company will have the right to redeem all, but not less than all, of the conversion amount then remaining under the Notes at a price equal to the greater of (x) 125% of the conversion amount being redeemed and (y) the product of (A) the conversion amount being redeemed and (B) the quotient determined by dividing (I) the greatest closing price of the shares of Common Stock during the period beginning on the date immediately preceding our notice of redemption and ending on the Company redemption date, by (II) the lowest conversion price in effect during such period.

Events of Default

The Notes contain standard and customary events of default including but not limited to: (i) failure by the Company to meet its obligations under the registration rights agreement entered into with the Note holders (the “Registration Rights Agreement”), including but not limited to failure to maintain an effective registration statement where such lapse or unavailability continues for a period of 20 consecutive days or for more than an aggregate of 90 days in any 365-day period (other than days during an allowable grace period (as defined in the Registration Rights Agreement)); (ii) (A) the suspension from trading for more than an aggregate of ten (10) trading days in any 365-day period or (B) or failure of the Common Stock to be listed on an eligible market; (iii) failure to cure conversion failures of the Notes or exercise failures of the Warrants; (iv) certain failures to have enough authorized and unreserved shares of Common Stock to satisfy conversions of the Notes or exercises of the Warrants; (v) the Company’s failure to pay to the holder any amounts when and as due under the Notes or any other transaction document; (vi) any default under, redemption of or acceleration prior to maturity of more than $100,000, individually or in the aggregate, of indebtedness of the Company; (vii) voluntary bankruptcy of the Company; (viii) involuntary bankruptcy, receivership or other similar proceedings before a court; (ix) subject to certain limitations, a final judgment or judgments for the payment of money aggregating in excess of $250,000, individually or in the aggregate, not covered by insurance; (x) breaches of the representations, warranties and covenants in the transaction documents only if such breach continues for a period of at least an aggregate of five (5) Trading Days (as defined in the Notes); (xi) breach of the Security Agreement (as defined the Notes); (xi) any breach or failure in any respect to comply with either Sections 8, 17 or 18 of the Notes; (xii) the Company fails to perform or comply with any covenant or agreement contained in the Security Agreement (as defined in the Securities Purchase Agreement); (xiii) the Company shall fail to perform or comply with any covenant or agreement contained in any Master Control Account Agreement (as defined in the Securities Purchase Agreement); (xiv) any material provision of any security document or Master Control Account Agreement (as determined by the applicable holder) shall at any time for any reason cease to be valid and binding on or enforceable against the Company; (xv) any Security Document (as defined in the Securities Purchase Agreement), Master Control Account Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected; (xvi) any bank at which any deposit account, blocked account, lockbox account or other account of the Company is maintained shall fail to comply with any material term of any deposit account, blocked account, lockbox account or other similar agreement to which such bank is a party; (xvii) any material damage to, or loss, theft or destruction of, any collateral or a material amount of property of the Company, if any such event or circumstance could reasonably be expected to have a material adverse effect (xviii) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the equity conditions are satisfied or that there has been no equity conditions failure or as to whether any Event of Default has occurred; (xix) the Company’s failure for any reason after the date that is six (6) months immediately following the date of issuance to satisfy the current public information requirement under Rule 144(c) of the Securities Act; (xx) if as of the applicable date of determination (A) the holder of this Note is not an affiliate of the Company and (B) the shares of Common Stock issuable pursuant to the terms of the Notes and/or exercise of the Warrants are eligible to be resold by the holder either pursuant to an effective registration statement in favor of the holder or Rule 144 of the Securities Act, the failure of such shares of Common Stock issuable pursuant to the terms of the Notes and/or such Warrant, as applicable, to be issued and delivered to the holder without any restrictive legends; or (xxi) any Event of Default occurs with respect to any other Notes.

Description of the Warrants

Series D Warrants

In connection with the issuance of the Notes under the Securities Purchase Agreement, the Company issued Series D Warrants (the “Series D Warrants”), exercisable to acquire 3,503,116 shares of Common Stock. On December 31, 2016, the number of warrants issuable upon exercise of the Series D Warrants will be increased to equal the difference, if positive, obtained by subtracting (x) the shares of Common Stock issuable under the Warrants on the date of issuance from (y) 16.6% of the sum of the number of shares of Common Stock actually outstanding on December 31, 2016, plus the number of shares of Common Stock deemed to be outstanding pursuant to all outstanding options or convertible securities of the Company.

Each Series D Warrant is exercisable by the holder beginning six months after December 30, 2015 and continuing for a period five years thereafter. Each Series D Warrant will be exercisable initially $1.85, subject to adjustments for certain dilutive events and subject to an exercise price floor equal to $1.16 (the “Exercise Floor Price”).

Adjustment for dilutive events will occur if and whenever on or after December 28, 2015 and through December 31, 2016, the Company issues or sells, or in accordance with the terms of the Warrants is deemed to have issued or sold, or the Company publicly announces the issuance or sale of, any shares of Common Stock (except for certain excluded securities) and, for a consideration per share less (“New Issuance Price”) than a price equal to the exercise price in effect immediately prior to such issue or sale or deemed issuance or sale then immediately after such event the exercise price will be adjusted to equal the New Issuance Price.  Similar adjustments are made for the issuance of options, convertible securities, and adjustments in exercise prices and conversion prices of such securities.

Unless and until such time as the Company obtains the necessary stockholder approval as contemplated in this proxy statement, no adjustment to the exercise price shall cause the exercise price to be less than the Exercise Price Floor, as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.  Upon the receipt of such stockholder approval, however, any adjustment to the exercise price that would have been made pursuant to the terms of the Series D Warrants but for the Exercise Floor Price shall be made on the date of such receipt.

The exercise price of the warrants will also be adjusted upon the occurrence of certain corporate events, including stock splits and dividends and as deemed appropriate by the Company's Board of Directors with the prior written consent of certain required holders of Series D Warrants.

The Series D Warrants are exercisable on a cashless basis in the event that there is no effective registration statement under the Securities Act covering the resale of the shares of Common Stock issuable upon exercise of the Series D Warrants. Pursuant to the registration rights agreement between the investors under the Securities Purchase Agreement and the Company, the Company is required to file a registration statement for these shares of Common Stock and the Company intends to file the registration statement in the near future.

Subordination Warrants
The Subordination Warrants were issued to Spring Forth Investments LLC and Utah Autism Foundation in relation to their agreement to enter into subordination agreements with the collateral agent in the Note Financing whereby each agreed to subordinate their debt to the Notes issued in the Note Financing. The Subordination Warrants have the same general material terms and conditions of the Series D Warrants.

The Subordination Warrants are exercisable for 105,516 shares of common stock. On December 31, 2016, the number of warrants issuable upon exercise of the Subordination Warrants will be increased to equal the difference, if positive, obtained by subtracting (x) the shares of common stock issuable under the Subordination Warrants on the date of issuance from (y) 0.5% of the sum of the number of shares of common stock actually outstanding on December 31, 2016, plus the number of shares of common stock deemed to be outstanding pursuant to all outstanding options or convertible securities of the Company. Each Subordination Warrant is exercisable by the holder beginning six months after December 30, 2015 and continuing for a period five years thereafter. Each Subordination Warrant will be exercisable initially at a price of $1.85, subject to adjustments for certain dilutive events (same as the Series D Warrants) and subject to an exercise price floor equal to the Exercise Floor Price ($1.16).

Why does the Company Need Stockholder Approval?

Our Common Stock is listed on The NASDAQ Capital Market and, as such, we are subject to the NASDAQ Stock Market Rules. NASDAQ Stock Market Rule 5635(d) is referred to as the “NASDAQ 20% Rule.” In order to comply with the NASDAQ 20% Rule and to satisfy conditions under the Securities Purchase Agreement, we are seeking stockholder approval for:

●	elimination of the Exchange Cap to permit the potential issuance of more than 20% of our outstanding Common Stock upon conversion of the Notes; and

●
elimination of the Exrcise Floor Price for the potential issuance of Common Stock upon exercise of the Series D Warrants and Subordination Warrants at an exercise price below the Exercise Floor Price ($1.16)  if the Company issues equity securities that trigger an adjustment pursuant to the terms of the Warrants, in which case the exercise price would be set at the per share price or deemed per share price of securities issued in the dilutive transaction.

Elimination of the Exchange Cap

The NASDAQ 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of Common Stock or securities convertible into or exchangeable for Common Stock at a price less than the greater of market price or book value of such securities (on an as exercised basis) if such issuance equals 20% or more of the Common Stock or voting power of the issuer outstanding before the transaction.

Without the Exchange Cap, the aggregate number of shares of Common Stock issuable upon the conversion of the Notes could exceed 20% of our outstanding Common Stock on the date we closed the Note Financing and could potentially be issued at a price less than the greater of the book value or market of the shares on the applicable date. Therefore, the Exchange Cap was added to the provisions of the Notes which restrict the Notes from being convertible into shares of Common Stock in excess of 19.9% of our outstanding Common Stock on the date we closed the Note Financing.

To meet the requirements of the NASDAQ 20% Rule, we need stockholder approval under the listing rules of NASDAQ to remove the Exchange Cap provisions under the Notes to permit the potential issuance of more than 20% of our outstanding Common Stock upon conversion of the Notes.

Elimination of Series D Warrant and Subordination Warrant Exercise Floor Price

In relation to the shares of Common Stock issuable upon exercise of the Series D Warrants and Subordination Warrants, typically such shares would be included in the calculation for determining if the Note Financing exceeded 20% of the outstanding shares of Common Stock in relation to the NASDAQ 20% Rule. The Exercise Floor Price was added to the Series D Warrants and Subordination Warrants and the initial exercisability date of the Series D Warrants and Subordination Warrants was pushed out for six months because NASDAQ will not count in such 20% calculation shares of Common Stock issuable upon exercise of warrants if such warrants are not exercisable for at least six months following their date of issuance and are exercisable at or above the market price of the common stock on the date of issuance.

To meet the requirements of the NASDAQ 20% Rule, we need stockholder approval under the listing rules of NASDAQ to remove the Exercise Floor Price for the potential issuance of Common Stock upon exercise of the Series D Warrants and Subordination Warrants at an exercise price below the Exercise Floor Price ($1.16).

What is the Effect on Current Stockholders if the NASDAQ 20% Issuance Proposal is Approved?

If our stockholders approve this proposal, we will be able to:

●
eliminate the Exchange Cap in the Notes and therefore potentially issue shares of Common Stock issuable upon the conversion of the Notes in excess of 20% of our issued and outstanding shares of Common Stock as of the date we closed the Note Financing pursuant to the terms of the Securities Purchase Agreement; and

●
eliminate the Exercise Floor Price in the Series D Warrants and Subordination Warrants and therefore potentially issue shares of Common Stock issuable upon exercise of the Series D Warrants and Subordination Warrants at an exercise price below the Exercise Floor Price ($1.16) if the Company issues equity securities that trigger an adjustment pursuant to the terms of the Warrants, in which case the exercise price would be set at the per share price or deemed per share price of securities issued in the dilutive transaction.

Effect of Elimination of Exchange Cap

If stockholders approve the NASDAQ 20% Issuance Proposal, current stockholders may experience significant dilution of their current equity ownership in the Company.  There are two principal ways in which the Notes may be converted into shares of Common Stock: (1) conversion at the election of the holder of the Notes and (2) conversion into shares of Common Stock of the cahs amount due under the twelve amortization installment payments on the Notes.

For conversions at the election of the holder, at the current conversion rate of $1.85 for such conversions, the $22.1 million in principal amount of Notes would be convertible into 11,945,946 shares of Common Stock, representing 16.0% dilution to current stockholders based on 74,490,039 shares of Common Stock issued and outstanding on January 21, 2016. The conversion price for conversions at the election of the holder is subject to adjustment upon the occurrence of certain dilutive events pursuant to which the conversion price would be adjusted to the per share price or deemed per share price of the securities issued in such dilutive event, therefore, the Company may be required to issue more shares of Common Stock upon conversion at the election of the holder if the Company issues equity securities at a price that triggers an adjustment to the current conversion price of $1.85 pursuant to the anti-dilution provisions of the Notes.

For conversions in relation to the amortization payments on the Notes, the conversion price is determined as a discount to the then current market price, as described above, subject to a conversion floor price of $0.20.  If all amortization payments are made at the conversion floor price of $0.20 per share, then the Company could potentially issue up to a maximum of approximately 110,500,000 shares of Common Stock representing 148.3% dilution to current stockholders based on 74,490,039 shares of Common Stock issued and outstanding on January 21, 2016. If the calcualted discount to the current market price of the Company’s Common Stock on the actual date of such amortization payments is above $0.20, the Company will issue fewer shares than this maximum amount for settlement of such amortization payments.

Effect of Elimination of the Series D Warrants and Subordination Warrants Exercise Floor Price

Removal of the Exercise Floor Price will not result in the issuance of more shares of Common Stock under the terms of the Series D Warrants and Subordination Warrants (currently 3,608,632 shares, subject to a one-time adjustment on December 31, 2016, as described above), but will permit the holders of such Series D Warrants and Subordination Warrants to acquire shares of Common Stock at an exercise price below the current Exercise Floor Price ($1.16), if the Company issues equity securities triggering an adjustment to the exercise price pursuant to the anti-dilution terms of the Series D Warrants and Subordination Warrants.

As noted above under “Description of Warrants”, the approval of the stockholders of this proposal could result in the exercise price of the Series D Warrants and Subordination Warrants being immediately adjusted to reflect any dilutive issuances that occurred prior to this stockholder approval, if any, to the extent such prior dilutive issuances would have lowered the exercise price below the  Exercise Floor Price but for such provision. As of the date of this proxy statement no such dilutive issuances have occurred; however the Company may engage in one or more transactions subsequent to the date hereof that may qualify as dilutive issuances under the terms of the Series D Warrants and Subordination Warrants.

What is the Effect on Current Stockholders if the NASDAQ 20% Issuance Proposal is not Approved?

If our stockholders do not approve this proposal, we will not meet certain equity conditions under the Notes required for us to receive the full cash purchase price of the Notes. As noted above, at closing we received $4.6 million in cash upon issuance of $5 million principal amount of Notes.  In order for us to receive the additional $13.8 million under the terms of the Notes, stockholders must approve this proposal.  If approval is not obtained, unless the equity conditions are waived by the required number of holders of such Notes pursuant to their terms, the principal amount of Notes outstanding will remain at $7.1 million ($5 million of Notes issued for

$4.6 million in cash and $2.1 million in Notes issued in exchange for Series C Warrants) and we will be permitted to settle conversions (whether upon amortization payments or at the election of the holder) of the Notes up to the Exchange Cap with any remaining amounts due and payable under the Notes to be settled in cash.

In addition, we will be required to seek stockholder approval of this proposal every three months until we receive stockholder approval of this proposal or the Notes and Warrants expire or are all converted or exercised pursuant to their terms. We are not seeking the approval of our stockholders to authorize our entry into the Securities Purchase Agreement and related transaction documents, as we have already entered into the Securities Purchase Agreement and related transaction documents, which is are binding obligations on us. The failure of our stockholders to approve the proposal will not negate the existing terms of the documents relating to the Note Financing. The Notes and Warrants issued at the closing of the Note Financing will remain outstanding and the terms of the Notes and the Warrants will remain binding obligations of the Company.

Who are the investors in the Note Financing?

The investors in the Note Financing and the principal aggregate amount of Notes and related Series D Warrants held by each such investor is set forth on the Schedule of Buyers attached hereto as Appendix C. The Subordination Warrants were issued to Springforth Investments LLC and the Utah Autism Foundation; Mr. David Spafford, our Chairman of the Board, is principal of both entities.

Where can I find more information regarding the Note Financing, the Securities Purchase Agreement, the Notes, the Series D Warrants and the Subordination Warrants?

The above descriptions set forth the material terms of the Notes and Series D Warrants. A more detailed description of the Note Financing, the Securities Purchase Agreement, the Notes, the Series D Warrants, the Subordination Warrants and related transaction documents can be read in the Company’s Current Reports on Form 8-K as filed with the SEC on December 29, 2015 and December 30, 2015.

The Securities Purchase Agreement, the Form of Note and the Form of Series D Warrant are attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on December 29, 2015.

How does the Company Intend to Use the Proceeds from the Note Financing?

We intend to use the net proceeds of the Note Financing for general operating purposes.

Required Vote of Stockholders

Approval of the this proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy at the Special Meeting and actually voted on this proposal. This proposal is a non-routine matter and shares may not be voted on by your broker if you do not submit voting instructions.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE NASDAQ 20% ISSUANCE PROPOSAL

PROPOSAL 3—ADJOURNMENT PROPOSAL

Introduction

If at the Special Meeting the number of shares of Common Stock present or represented and voting in favor of either the Reverse Stock Split and/or the NASDAQ 20% Issuance Proposal is insufficient to approve the Reverse Stock Split and/or the NASDAQ 20% Issuance Proposal, management may move to adjourn, postpone or continue the Special Meeting in order to enable the Board to continue to solicit additional proxies in favor of the Reverse Stock Split and/or the NASDAQ 20% Issuance Proposal.

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning, postponing or continuing the Special Meeting and any later adjournments. If the stockholders approve the Adjournment Proposal, we could adjourn, postpone or continue the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split and/or the NASDAQ 20% Issuance Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against the Reverse Stock Split and/or the NASDAQ 20% Issuance Proposal have been received, we could adjourn, postpone or continue the Special Meeting without a vote on the Reverse Stock Split and/or the NASDAQ 20% Issuance Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the proposals.

What vote is required to approve the Adjournment Proposal?

The Adjournment Proposal will be approved if a majority of the shares of Common Stock present in person or by proxy votes FOR the proposal. Accordingly, abstentions and broker non-votes, if any, will be counted as votes AGAINST the Adjournment Proposal. No proxy that is specifically marked AGAINST the Reverse Stock Split and/or the NASDAQ 20% Issuance Proposal will be voted in favor of the Adjournment Proposal, unless it is specifically marked FOR the discretionary authority to adjourn, postpone or continue the Special Meeting to a later date.

Why am I being asked to vote on the Adjournment Proposal?

The Board believes that if the number of shares of Common Stock present or represented at the Special Meeting and voting in favor of the Reverse Stock Split and/or the NASDAQ 20% Issuance Proposal are insufficient to approve such proposals, it is in the best interests of the stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the amendment.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

The Company is unaware of any business, other than described in this Proxy Statement that may be considered at the Special Meeting. If any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

To assure the presence of the necessary quorum and to vote on the matters to come before the Special Meeting, please promptly indicate your choices via the internet, by phone or by mail, according to the procedures described on the proxy card. The submission of a proxy via the internet, by phone or by mail does not prevent you from attending and voting at the Special Meeting.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “SEC”). Any interested party may inspect information filed by the Company, without charge, at the public reference facilities of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. Any interested party may obtain copies of all or any portion of the information filed by the Company at prescribed rates from the Public Reference Section of the SEC at its principal office at 100 F. Street, N.E., Washington, D.C. 20549. In addition, the SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the SEC at http://www.sec.gov.

The Company’s Common Stock is listed on The NASDAQ Capital Market and trades under the symbol “GBSN”.

APPENDICES

APPENDIX A	Form of Proxy Card
APPENDIX B APPENDIX C	Certificate of Amendment to Certificate of Incorporation regarding the Reverse Stock Split Schedule of Buyers of Notes and Series D Warrants

By Order of the Board of Directors,

Ryan Ashton
President and Chief Executive Officer

[●], 2016

Please sign and return the enclosed form of proxy promptly. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

GREAT BASIN SCIENTIFIC, INC.
2441 South 3850 West, Salt Lake City, Utah 84120

SPECIAL MEETING OF STOCKHOLDERS, MARCH 4, 2016

(This Proxy is Solicited on Behalf of the Board of Directors)

The undersigned hereby appoints Ryan Ashton and Jeffrey Rona, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Great Basin Scientific, Inc. (the “Company”) held of record by the undersigned on February 3, 2016 at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the offices of Dorsey & Whitney LLP, 1400 Wewatta Street, Suite 400, Denver, Colorado 80202 at 9 a.m. local time, on March 4, 2016 and at any adjournments or postponements thereof. Directions to the facility in order to attend the Special Meeting may be obtained by going to http://client.irwebkit.com/gbscience.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, and 3.

HOLDERS OF COMMON STOCK SHOULD VOTE ONLY ON PROPOSALS 1, 2 AND 3.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.
	FOR	AGAINST	ABSTAIN
1.
To approve an amendment to the Company’s Seventh Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio and effective upon a date to be determined by the Company’s board of directors (the “Reverse Stock Split”).

	☐	☐	☐
2.
Approval, for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of our common stock underlying senior secured convertible notes and related Series D warrants issued by us pursuant to the terms of that certain Securities Purchase Agreement, dated December 28, 2015, between the Company and the investors named therein, without giving effect to the exchange cap in such senior secured convertible notes in an amount that may be equal to or exceed 20% of our common stock outstanding before the issuance of such senior secured convertible notes and related Series D warrants and certain subordination warrants and without giving effect to the exercise price floor of such Series D warrants and certain subordination warrants (the “NASDAQ 20% Issuance Proposal”).

	☐	☐	☐
3.
To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Reverse Stock Split and/or NASDAQ 20% Issuance Proposal (the “Adjournment Proposal”).

	☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.			☐
Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

A-1

APPENDIX B

THIRD CERTIFICATE OF AMENDMENT
TO THE
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GREAT BASIN SCIENTIFIC, INC.

Great Basin Scientific, Inc. (the “Corporation”), a corporation duly organized and existing under the Delaware General Corporation Law (the “DGCL”), does hereby certify that:

First. The amendment to the Corporation’s Seventh Amended and Restated Certificate of Incorporation, as amended, set forth below was duly adopted by the Board of Directors at a meeting in accordance with the provisions of Section 242 of the DGCL and was approved by the stockholders at a special meeting of the Corporation’s stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were vote in favor of the amendment.

Second. The Seventh Amended and Restated Certificate of Incorporation, as amended, is hereby amended by adding the following after the first paragraph of Article IV.A:

“Upon the effectiveness of this Certificate of Amendment to the Certificate of Incorporation of the Corporation, every [number of shares] shares of the Corporation’s issued and outstanding Common Stock, par value $0.0001 per share, that are issued and outstanding immediately prior to [date] shall, automatically and without any further action on the part of the Corporation or the holder thereof, be combined into one (1) validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, par value $0.0001 per share, provided that in the event a stockholder would otherwise be entitled to a fraction of a share of Common Stock pursuant to the provisions of this Article, such stockholder shall receive one whole share of Common Stock in lieu of such fractional share and no fractional shares shall be issued.”

Third. Except as herein amended, the Corporation’s Seventh Amended and Restated Certificate of Incorporation, as amended, shall remain in full force and effect.

Fourth. The Effective Time of this Amendment will be [        ] at 12:01 a.m. Eastern Time.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this [                    ] day of [                    ], 2016.

GREAT BASIN SCIENTIFIC, INC.

By: __________________________________________

Its: __________________________________________

B-2

APPENDIX C

SCHEDULE OF BUYERS

(1)	(2)	(3)		(4)		(5)		(6)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes		Number of Warrant Shares		Purchase Price		Legal Representative's Address and Facsimile Number
		3(a)	3(b)	4(a)	4(b)	5(a)	5(b)
		Aggregate Principal Amount of Cash Notes	Aggregate Principal Amount of Exchange Notes	Number of Cash Warrant Shares	Number of Exchange Warrant Shares	Cash Purchase Price	Exchange Purchase Price
Hudson Bay Master Fund Ltd.	777 Third Avenue, 30th Floor New York, NY 10017 Attention: Yoav Roth George Antonopoulos Facsimile: 646-214-7946 Telephone: 212-571-1244 Residence: Cayman Islands E-mail: investments@hudsonbaycapital.com operations@hudsonbaycapital.com	$10,000,000	N/A	1,585,121	N/A	$9,200,000	N/A	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2376
CVI Investments, Inc.	c/o Heights Capital Management, Inc. 101 California Street, Suite 3250 San Francisco, CA 94111 United States of America Attention: Sam Winer Facsimile: (415) 403-6525 Telephone: (415) 403-6500 Residence: Cayman Islands Email: winer@sig.com	$3,000,000	$1,400,000	475,536	221,917	$2,760,000	700,000 Series C Warrants

(1)	(2)	(3)		(4)		(5)		(6)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes		Number of Warrant Shares		Purchase Price		Legal Representative's Address and Facsimile Number
		3(a)	3(b)	4(a)	4(b)	5(a)	5(b)
		Aggregate Principal Amount of Cash Notes	Aggregate Principal Amount of Exchange Notes	Number of Cash Warrant Shares	Number of Exchange Warrant Shares	Cash Purchase Price	Exchange Purchase Price
Empery Asset Master Ltd.	c/o Empery Asset Management LP 1 Rockefeller Plaza Suite 1205 New York, NY 10020 Attention: Ryan Lane Telephone: 212-608-3300 Residence: Cayman Islands Email: notices@emperyam.com	$887,436	$219,890	140,669	34,855	$816,441.12	109,945 Series C Warrants
Empery Tax Efficient, LP	c/o Empery Asset Management LP 1 Rockefeller Plaza Suite 1205 New York, NY 10020 Attention: Ryan Lane Telephone: 212-608-3300 Residence: State of Delaware Email: notices@emperyam.com	$526,164	$230,946	83,402	36,608	$484,070.88	115,473 Series C Warrants
Empery Tax Efficient II,LP	c/o Empery Asset Management LP 1 Rockefeller Plaza Suite 1205 New York, NY 10020 Attention: Ryan Lane Telephone: 212-608-3300 Residence: State of Delaware Email: notices@emperyam.com	$1,586,400	$249,164	251,464	39,496	$1,459,488	124,582 Series C Warrants

(1)	(2)	(3)		(4)		(5)		(6)
Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes		Number of Warrant Shares		Purchase Price		Legal Representative's Address and Facsimile Number
		3(a)	3(b)	4(a)	4(b)	5(a)	5(b)
		Aggregate Principal Amount of Cash Notes	Aggregate Principal Amount of Exchange Notes	Number of Cash Warrant Shares	Number of Exchange Warrant Shares	Cash Purchase Price	Exchange Purchase Price
Sabby Healthcare Master Fund, Ltd.	10 Mountainview Road, Suite 205 Upper Saddle River, NJ 07458 Attention: Robert Grundstein, COO and General Counsel Residence: Cayman Islands Telephone: (646) 307-4527 Cellphone (201) 993-9426 Email: rgrundstein@sabbycapital.com	$3,000,000	N/A	475,536	N/A	$2,760,000	N/A
Alto Opportunity Master Fund, SPC	c/o Tenor Capital Management 1180 Avenue of Americas, Suite 1940 New York, NY 10036 Attention: Waqas Khatri Residence: Cayman Islands Telephone: 212-918-5213 Email: wkhatri@tenorcapital.com operations@tenorcapital.com	$1,000,000	N/A	158,512	N/A	$920,000	N/A
TOTAL		$20,000,000	$2,100,000	3,170,240	332,876	$18,400,000	1,050,000 Series C Warrants